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                                                            EXHIBIT 11
                                                            ----------

                                WYLE ELECTRONICS
                        CALCULATION OF INCOME PER SHARE
                                  (Unaudited)

                    (In thousands, except per share amounts)
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                                                           Three Months
                                                          Ended March 31,
                                                         -----------------
                                                          1995      1994
                                                         -------   -------

Income applicable to common shares
  Income from continuing operations...................   $ 6,730   $ 2,117
  Income from discontinued operations, net of taxes...         -       692
                                                         -------   -------

  Net income..........................................   $ 6,730   $ 2,809
                                                         =======   =======

Common and common equivalent shares
  Weighted average number of common
    shares outstanding................................    12,239    12,233
  Stock options included under the
    treasury stock method.............................       218       221
                                                         -------   -------

                                                          12,457    12,454
                                                         =======   =======
Income per share
  Income from continuing operations...................   $   .54   $   .17
                                                         =======   =======
  Income from discontinued operations, net of taxes...   $     -   $   .06
                                                         =======   =======
  Net income..........................................   $   .54   $   .23
                                                         =======   =======

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